EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 Certifications of Chief Executive Officer and Chief Financial Officer

In connection with the annual report on Form 10-KSB of Pro-Dex Inc. (the "Company") for the annual period ended June 30, 2004 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 27, 2004                                                                  By: /s/    Patrick L. Johnson
                                                                                                                                Patrick L. Johnson
                                                                                                                                Chief Executive Officer and President